UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 15, 2018

(Date of earliest event reported)

LOXO ONCOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36562	46-2996673
(Commission File Number)	(IRS Employer Identification No.)

281 Tresser Blvd., 9th Floor Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

(203) 653-3880

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 15, 2018, as previously announced, Ventana Medical Systems, Inc. (“Ventana”) and Loxo Oncology presented a co-authored poster on the analytical validation of Ventana’s pan-TRK IHC assay at the Molecular Analysis for Personalised Therapy 2018 Congress in Paris, France. Representative tumor samples were screened for the presence of an NTRK fusion, which allowed for incidence calculations by tumor type, and in turn, an estimate of advanced NTRK fusion cancer cases in the United States. These data, in addition to other recently published evidence, suggest an annual incidence of approximately 2,500 to 3,000 cases in the United States. However, uncertainty remains around the treatable or “addressable” number of patients with advanced NTRK fusion cancer for a variety of reasons, including the uncertainty of and constantly changing number of patients who are referred for comprehensive tumor testing and the variable sensitivity for NTRK fusions in assays used to analyze tumor samples from referred patients. The broad utilization of sensitive diagnostic tests in routine clinical practice, capable of reliably identifying NTRK fusions, is and will continue to be critical to our evolving understanding of the addressable annual incidence of this cancer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loxo Oncology, Inc.

Date: September 17, 2018	By:	/s/ Jennifer Burstein
	Name:	Jennifer Burstein

	Title:	Senior Vice President of Finance and principal financial officer